Fifth Amendment to the Co-Executive Chairman Compensation Plan

This Fifth Amendment (this “Amendment”) to the Co-Executive Chairman Compensation Plan between National Holdings Corporation, a Delaware corporation (the “Company”), and Robert B. Fagenson (the “Executive”), dated June 20, 2013, including the Annexes thereto, and as amended on June 6, 2014, October 31, 2014, October 1, 2015, and December 29, 2015 (the “Agreement”), is entered into and effective on the 21st day of March, 2016.

WHEREAS, the parties desire to amend the Agreement to extend the Term of the Agreement. Terms not otherwise defined herein shall have the meaning set forth in the Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     The Term of the Agreement shall end on June 30, 2016.

2.     The Term of the Agreement shall be extended for successive 30 day periods (“Additional Period”) after June 30, 2016, unless one of the parties to the Agreement, at least five days prior to the end of the then current Additional Period, advises the other party that he or it, as the case may be, no longer wishes to extend the Term of the Agreement.

3.     Except as specifically amended hereby, the Agreement shall remain in full force and effect.

This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth below.

NATIONAL HOLDINGS CORPORATION

/s/ Glenn C. Worman
________________________________
By: Glenn C. Worman
Its: Chief Operating Officer
Date: March 21, 2016

EXECUTIVE

/s/ Robert B. Fagenson
________________________________
By: Robert B. Fagenson
Date: March 18, 2016

2